AMENDMENT THREE TO INSURANCE PROCESSING AGREEMENT


This document is Amendment Three to the Insurance Processing Agreement made and entered into, as of June 1, 1993 (the "Agreement"), by and between American National Insurance Company ("American National") a Texas corporation, and Legacy Marketing Group ("LMG"), a California corporation.

In consideration of mutual covenants contained herein, the parties agree as follows:

1. Section 6.1 of the Agreement is hereby deleted in its entirety and the following new Section 6.1 shall be substituted therefor:

     "6.1 Subject to termination has hereinafter provided, this Agreement shall remain in force and effect until the close of business on January 1, 1999, the initial term of this Agreement. This Agreement may be renewed by mutual agreement for additional successive terms of one (1) year unless terminated by either party by prior written notice to the other at least one hundred eighty (180) days prior to the end of the initial term or the renewal term."

2. Except as specifically amended hereby, all terms and provisions of the Insurance Processing Agreement shall remain in full force and effect.

      LEGACY MARKETING GROUP                 AMERICAN NATIONAL INSURANCE
                                             COMPANY

      By: /s/ R. Preston Pitts               By: /s/ J. Pozzi
         -------------------------------        --------------------------------

      Title: President                       Title: Executive Vice President
            ----------------------------           -----------------------------

      Witness: /s/ Anne Sedleniek            Witness: N. Abraham
              --------------------------             ---------------------------

      Date: September 25, 1998               Date: October 28, 1998
           -----------------------------          ------------------------------

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